EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steve Bajic, President, Secretary and Treasurer of Goldrange Resources, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Goldrange Resources, Inc. for the year ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Goldrange Resources, Inc.

Dated: June 30, 2006

/s/ Steve Bajic
Steve Bajic
President Secretary and Treasurer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)
Goldrange Resources, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Goldrange Resources, Inc. and will be retained by Goldrange Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.